UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3200 Park Center Dr., Suite 800
Costa Mesa, California 92626
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
As previously announced on November 6, 2025 by Pacific Oak Strategic Opportunity REIT, Inc.’s (the “Company,” “we,” or “our”), in light of difficult financial situation, the standstill agreement entered into in August 2025 with the trustee for holders of bonds issued by the Company’s subsidiary, Pacific Oak SOR (BVI) Holdings, Ltd. (the “BVI”), and the ongoing negotiations with the Israeli bondholders, the board of directors of the Company formed a special committee (the “Special Committee”) composed of all of the Company’s independent directors to explore the availability of strategic alternatives involving the Company. As part of the process of exploring strategic alternatives, on November 3, 2025, the Special Committee engaged Robert A. Stanger & Co., Inc. (“Stanger”) to act as the financial advisor to the Company to assist the Company and the Special Committee with this process. Under the terms of the engagement, Stanger is providing various financial advisory services, as requested by the Special Committee as customary for an engagement in connection with exploring strategic alternatives. This process is ongoing.
Although we have historically published an estimate of our per share net asset value (“NAV”) in December of each year, our board of directors decided on December 15, 2025 not to do so while the Special Committee is reviewing or considering strategic alternatives. We have been navigating a difficult liquidity situation as a result of market pressure related to the real estate and capital market conditions. As previously disclosed, we are in default on the Series B and D bonds issued by the BVI in Israel as well as the majority of our other loans. We are facing significant uncertainty regarding the future of our business and the current and future potential value of our shares as a result of the ongoing negotiations with these lenders.
Because we are not publishing an estimated per share NAV, we understand that our stockholders’ financial advisers and custodians may decline to report a value or ascribe little to no value (such as $0.01 per share) to the shares on account statements that are sent to stockholders. You should note that any account statement ascribing little or no value to the shares does not mean that the shares have little or no value and does not indicate the per share value that may result from a plan of liquidation, sale, merger, or other transaction, should one occur. However, depending on the outcome of our negotiations with bondholders and other lenders, the agreed path going forward and numerous other factors (many of which are outside of our control), it is possible that our stockholders may not realize any future value from our shares.
While challenges persist, we are committed to identifying what we believe will be the best path forward for the Company. We want to express our appreciation for your patience and understanding during this time.
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding ongoing negotiations with holders of the Company’s Series B and Series D bonds to restructure the terms of the bonds. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, each as filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: December 16, 2025	BY:	/S/ PETER MCMILLAN III
Peter McMillan III
Chairman of the Board, President and Director
(principal financial officer)